UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 15, 2015, Horizon Pharma plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Jefferies LLC, Cowen and Company, LLC and Morgan Stanley & Co. LLC (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 15,350,000 ordinary shares of the Company, nominal value $0.0001 per share (the “Shares”). The price to the public in the offering is $28.25 per share. The Company expects that the net proceeds from the sale of Shares in the offering will be approximately $413.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The offering is expected to close on or about April 21, 2015, subject to customary closing conditions. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 2,302,500 ordinary shares to cover over-allotments.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the parties, including for liabilities under the Securities Act of 1933, as amended, expense reimbursement and other payment provisions, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering was registered under an effective Registration Statement on Form S-3 (Registration No. 333-198852) and a related prospectus supplement, each filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of McCann FitzGerald Solicitors, Dublin, Ireland, relating to the legality of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 15, 2015, by and among Horizon Pharma plc and the several underwriters named therein.

5.1	Opinion of McCann FitzGerald Solicitors.

23.1	Consent of McCann FitzGerald Solicitors (included in Exhibit 5.1).

Forward Looking Statements

This report contains forward-looking statements, including, but not limited to, statements related to the completion, timing and net proceeds of the public offering of ordinary shares by Horizon. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering. Additional risks and uncertainties relating to the public offering, Horizon and its business can be found under the caption “Risk Factors” and elsewhere in Horizon’s SEC filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2014 and its Current Report on Form 8-K filed with the SEC on April 13, 2015. Forward-looking statements speak only as of the date of this report, and Horizon undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015

HORIZON PHARMA PUBLIC LIMITED COMPANY

By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 15, 2015, by and among Horizon Pharma plc and the several underwriters named therein.

5.1	Opinion of McCann FitzGerald Solicitors.

23.1	Consent of McCann FitzGerald Solicitors (included in Exhibit 5.1).